UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023 (December 1, 2023)

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, the Board of Directors of Cyclerion Therapeutics, Inc. (the “Company”) unanimously elected Regina Graul Ph.D., as President of the Company, effective December 1, 2023. She replaces Peter Hecht, Ph.D., who resigned on November 30, 2023 as President and Chief Executive Officer to pursue his responsibilities as President of Tisento. Mr. Hecht will continue to both serve as a strategic consultant to the Company and as a member of the Company’s Board of Directors.

Ms. Graul most recently served as Vice President, Program Executive at EQRx, from February 2021 through November 2023, when EQRx, Inc. was acquired by Revolution Medicines. At EQRx, she led cross-functional development teams in oncology, using the latest in clinical innovation to create and deliver sustainable solutions. Previously, she served as olinciguat program lead at Cyclerion from April 2019 to February 2021, where she oversaw all aspects of olinciguat research and development. She previously served for over 15 years at Ironwood Pharmaceuticals (formerly Microbia Inc.) after completing a postdoctorate at the Massachusetts Institute of Technology. She received her Ph.D. in synthetic organic chemistry from Rice University and her B.A. in chemistry from Saint Anselm College.

Ms. Graul employment compensation consists of a base salary of $372,000 per year, as well as certain minimum bonuses totaling up to $125,000 in the aggregate payable in two tranches in 2024, tied to continuing employment. In addition, Ms. Graul is eligible for restricted stock awards totaling up to 100,000 shares of Common Stock issuable in two equal tranches on December 1, 2023 and January 1, 2024, under the Company’s 2019 Equity Incentive Plan. Each 50,000 share tranche vests as follows: 10,000 shares vest on the date of issuance with the remaining 40,000 shares vesting ratably over the 48 months following each issuance date, tied to continuing employment and other terms contained in the Company’s standard form of restricted stock agreement. Ms. Graul is also entitled to severance pay of three months base salary, the payment of any unpaid portion of the guaranteed bonus payments described above if her employment is terminated without cause, and an additional three months of vesting of any then unvested shares under the then outstanding restricted stock grants.

Ms. Graul has also entered into the Company’s standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its officers and directors to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings as described in the indemnification agreement.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 4, 2023, the Company issued a press release entitled “Cyclerion Appoints Regina Graul, Ph.D., as President.” The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The press release was also simultaneously filed on the Company’s website. The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release dated December 4, 2023, titled Cyclerion Appoints Regina Graul, Ph.D., as President.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: December 4, 2023	By:	/s/ Regina Graul
		Name:	Regina Graul, Ph.D.
		Title:	President (Principal Executive Officer)

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